Exhibit 99.1
Pinterest Provides Preliminary First Quarter 2020 Results and Withdraws Full Year 2020 Guidance Due to COVID-19 Uncertainty
SAN FRANCISCO, Calif. - April 7, 2020 - Pinterest, Inc. (NYSE: PINS) today provided preliminary financial results for the quarter ended March 31, 2020. Pinterest has also determined to withdraw its financial guidance for the full year 2020 due to the growing uncertainty of the impact of COVID-19 on the global operating and economic environment and the resulting effect on advertiser demand.
Based on information available to it through the date of this statement, Pinterest preliminarily expects revenue for the quarter ended March 31, 2020 in the range of $269 million to $272 million. For the quarter ended March 31, 2020, it also expects global monthly active users in the range of 365 million to 367 million, with 89 million to 90 million in the U.S. and 276 million to 277 million internationally. Pinterest ended the first quarter with a strong balance sheet, with approximately $1.7 billion in cash, cash equivalents and marketable securities on March 31, 2020, no financial debt, and an undrawn $500 million revolving credit facility.
Pinterest is withdrawing the revenue and adjusted EBITDA margin guidance for full year 2020 that it initially issued on February 6, 2020. In light of the rapidly evolving and unpredictable effects of COVID-19, Pinterest is currently not in a position to forecast the expected impact of COVID-19 on its financial and operating results for the remainder of 2020. As the COVID-19 pandemic has continued to unfold, it has impacted Pinterest’s advertising revenue globally.
“The near-term financial impact of this pandemic is rapidly evolving and difficult to measure and quantify. First-quarter revenue performance was consistent with our expectations through the middle of March, when we began to see a sharp deceleration. Fortunately, despite weakness across nearly the entire advertising market, our exposure to some of the most affected segments like travel, automotive, and restaurants has not been significant," said Todd Morgenfeld, CFO, Pinterest. “Based on our current visibility, we expect to evaluate planned expenses while continuing to pursue and prioritize objectives that fuel the long-term growth of the company.”
“These are clearly tough times for everyone. But we are really proud that people all over the world are finding inspiration on Pinterest as they navigate this new reality,” said Ben Silbermann, CEO and co-founder, Pinterest. “More than ever, people need great ideas on everything from building a home office to activities to do with their kids. In the last two weeks, we’ve seen record levels of engagement in Pinners searching for and saving ideas, and creating new boards to organize their projects. We plan to continue doing everything possible to keep delivering for them.”
The foregoing results are preliminary and subject to change following completion of Pinterest’s quarter-end review process. Pinterest plans to provide more detail around its first quarter 2020 results on its earnings call on May 5th at 2:00 p.m. Pacific Time.
Separately, Pinterest also today announced that Françoise Brougher, the Company’s Chief Operating Officer, would be leaving Pinterest, effective as of April 7, 2020, and Todd Morgenfeld will assume her responsibilities.
“I am deeply grateful to Françoise for her substantial contributions to Pinterest. As we continue to position the company for long-term growth, we believe consolidating our financial and COO organizations under one leader will accelerate our speed of execution,” said Ben Silbermann. "We believe Todd’s wide range of experience across diverse organizations -- including the Army, investment firms and large tech companies -- has prepared him to navigate our current circumstances with business acumen, as well as operational and financial rigor."
First Quarter Earnings Release Details
Pinterest expects to release financial results and a letter to shareholders for the first quarter 2020 on Tuesday, May 5, 2020 after market close. The company will host a Q&A conference call to discuss these results at 2:00 p.m. PT (5:00 p.m. ET) on the same day.
A live webcast of the conference call and related earnings release materials can be accessed on Pinterest’s Investor Relations website at investor.pinterestinc.com. A replay of the webcast will be available through the same link following the conference call.

Disclosure Information
Pinterest uses and intends to continue to use its Investor Relations website as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the company’s Investor Relations website, in addition to following the company’s press releases, SEC filings, public conference calls, presentations and webcasts.
About Pinterest
Pinterest is a visual discovery engine people use to find inspiration for their lives, including recipes, home and style ideas, travel destinations and more. People have saved more than 240 billion Pins across a range of interests, which others with similar tastes can discover through search and recommendations. Located in San Francisco, Pinterest launched in 2010 and has hundreds of millions of monthly active users around the world. Available on iOS and Android and at pinterest.com.
Forward-looking statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties, including, among other things, the preliminary statements in this press release regarding results that Pinterest expects to announce following the completion of Pinterest’s quarter-end review process, as well as statements about our future operational and financial performance. Words such as "believe," "project," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plan" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: uncertainty regarding the duration and scope of the coronavirus referred to as COVID-19 pandemic; actions governments and businesses take in response to the pandemic, including actions that could affect levels of advertising activity; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the scope and impact of the recent outbreak of COVID-19 on our planned investments, operations, expenses, revenue, cash flow, liquidity and users; our ability to attract and retain Pinners and engagement levels; our ability to provide useful and relevant content; risks associated with new products and changes to existing products as well as other new business initiatives; our ability to maintain and enhance our brand and reputation; compromises in security; our financial performance and fluctuations in operating results; our dependency on internet search engines’ methodologies and policies; discontinuation, disruptions or outages in authentication by third-party login providers; changes by third-party login providers that restrict our access or ability to identify users; competition; our ability to scale our business and revenue model; our reliance on advertising revenue and our ability to attract and retain advertisers and effectively measure advertising campaigns; our ability to effectively manage growth and expand and monetize our platform internationally; our lack of operating history and ability to attain and sustain profitability; decisions that reduce short-term revenue or profitability or do not produce expected long-term benefits; risks associated with government actions, laws and regulations that could restrict access to our products or impair our business; litigation and government inquiries; privacy, data and other regulatory concerns; our ability to protect our intellectual property; real or perceived inaccuracies in metrics related to our business; disruption, degradation or interference with the hosting services we use and infrastructure; our ability to attract and retain personnel; and the dual class structure of our common stock and its effect of concentrating voting control with stockholders who held our capital stock prior to the completion of our initial public offering. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our Annual Report on Form 10-K for 2019, which is available on our investor relations website at investor.pinterestinc.com and on the SEC website at www.sec.gov. Additional information will be made available in our Quarterly Report on Form 10-Q for the three months ended March 31, 2020 and other future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. All information provided in this release is as of April 7, 2020. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Limitation of key metrics and other data
We define a monthly active user as an authenticated Pinterest user who visits our website, opens our mobile application or interacts with Pinterest through one of our browser or site extensions, such as the Save button, at least once during the 30-day period ending on the date of measurement. We present MAUs based on the number of MAUs measured on the last day of the current period. We calculate average MAUs based on the average between the number of MAUs measured on the last day of the current period and the last day prior to the beginning of the current period. MAUs are calculated using internal company data based on the activity of user accounts. We use this metric to assess the growth and health of the overall business and believe that MAUs is one of the metrics that best reflect our ability to attract, retain, engage and monetize our users, and thereby drive revenue. While these numbers are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring usage of our products across large online and mobile populations around the world. In addition, we are continually seeking to improve our estimates of our user base, and such estimates may change due to improvements or changes in our methodology.

Contact

Investor relations:
Doug Clark
ir@pinterest.com

Media:
Mike Mayzel
press@pinterest.com